Exhibit 16

May 23, 2002	Arthur Andersen LLP Suite 1100 101 Second Street San Francisco CA 94105-3801 Tel 415-546-8200 www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the third and fourth paragraphs of Item 4 included in the Form 8-K dated May 23, 2002 of Pope & Talbot, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

cc:     Maria M. Pope,
Vice President and Chief Financial Officer,
Pope & Talbot, Inc.